Exhibit 10.1

[PORTIONS HEREIN IDENTIFIED BY [***] HAVE BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE EXCLUDED INFORMATION IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.]

AMENDED AND RESTATED
HOSTING SERVICES AGREEMENT

THIS AMENDED AND RESTATED HOSTING SERVICES AGREEMENT (this “Agreement”), entered into effective as of April 24, 2024 (the “Effective Date”), is by and between CERBERUS DIGITAL, LLC, a Massachusetts limited liability company, having a mailing address for notice hereunder of __________ (“Client”), and SPRE WATONGA OK, LLC, a Georgia limited liability company, having a mailing address for notice hereunder of 2146 Roswell Road, Suite 108-851, Marietta, GA 30062 (“Host”). Host and Client may occasionally each be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS:

WHEREAS, Client and Host entered into a cryptocurrency miner hosting services arrangement pursuant to that certain Hosting Services Agreement, dated effective as of October 20, 2023 (the “Initial Agreement”);

WHEREAS, Client and Host desire to enter into this Agreement, which shall amend and restate the Initial Agreement in its entirety; and

WHEREAS, commencing as of the Effective Date set forth above, this Agreement, as it may be amended, restated, modified and/or supplemented from time to time by the Parties as hereinafter permitted, shall control the terms of said hosting services arrangement between the Parties.

NOW, THEREFORE, in consideration of the mutual agreements and the covenants set forth herein, and other good and valuable consideration, the sufficiency and receipt whereof are hereby acknowledged, Host shall provide cryptocurrency miner hosting services to Client on and subject to the following terms and conditions of this Agreement.

1.        Cryptocurrency Miner Hosting Services. Host hereby agrees to provide Client with Bitcoin miner hosting services, consisting of the hosting and complete management of the cryptocurrency miners as hereafter detailed (the “Hosting Services”), which shall be provided at Host’s cryptocurrency mining Facilities located at 81435 N. 2660 Road, Watonga, OK 73772 and/or at another cryptocurrency mining site or sites with the capacity to provide necessary power supply (collectively, the “Facilities”).

(a)    Miners. Hosting Services are only available for those cryptocurrency miners that meet the requirements that have been approved by the Parties under this Section 1(a), or as otherwise agreed upon in writing from time to time by the Parties. Host reserves the right to refuse any cryptocurrency miners or Client’s other associated equipment sent for hosting that does not, upon inspection thereof, reasonably meet the requirements agreed upon between the Parties under this Agreement, in Host’s good faith and reasonable determination; provided, that, Host shall be required to deliver to Client written notice of its decision to refuse any such cryptocurrency miners and/or associated equipment within three (3) business days of such determination. Upon receipt of any such notice, Client shall have ninety (90) days to arrange for the return of any refused Miners at Client’s sole expense. The cryptocurrency miners subject to the Hosting Services pursuant to this Agreement and which are being deployed for the purpose of mining Bitcoin shall consist of a combination of used condition Bitmain Antminer s19 and s21 models, and/or other models of ASIC cryptocurrency miners that the Parties may, from time to time, agree upon in writing, which are more particularly set forth on Appendix A (each, a “Miner”; collectively, the “Miners”).

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(b)    Additionally Included Hosting Services. In addition to the foregoing, the Hosting Services provided to Client by Host under this Agreement shall include troubleshooting support, hashrate monitoring, installing software updates, maintaining Miners in their original condition (normal wear and tear excepted) and in working order, effectuating Miner repairs pursuant to Section 1(g), and any other services the Parties may, from time to time, additionally agree upon in writing. The Hosting Services provided under this Section 1(b) shall be performed by Host without additional charge to Client.

(c)    Shipping. Client is responsible for all shipping costs and must ship all Miners and/or other equipment per shipping specifications as mutually agreed upon in writing; provided, that, Host shall pay for all costs related to any relocation and installation between Facilities, including any related downtime of Client’s cryptocurrency Miners, as any such downtime shall not be considered Permitted Downtime, as hereafter defined.

(1)    Acceptance. Host reserves the right to return to Client at Client’s sole expense or refuse to accept delivery of any Miners or other equipment that is (i) materially different from that which the Host agreed with Client to host under this Agreement, and/or (ii) received in a defective or damaged state or in a potentially hazardous manner, provided, however, that Host shall allow Client to deliver replacement Miners within a reasonable period of time.

(2)    Damage. Host shall not be liable for or required to repair any Miners and/or other equipment that is sent to the Facilities in a defective or damaged state, regardless of Host accepting delivery thereof, subject to the condition that Host must inform Client within three (3) business days of Host learning of such defect or damage but in no event later than thirty (30) days after receipt of any such Miner. Host shall not be liable for any damage that occurs to the Miners and/or other equipment during shipment to or from the Facilities and Client is highly encouraged to purchase sufficient freight insurance for all shipments made in relation to this Agreement. The foregoing notwithstanding, the Parties agree that Host shall be liable for any damage that occurs to the Miners due to Host’s negligence while shifting the Miners within the Facilities or from one Facilities to another cryptocurrency mining Facilities provided such shifting is undertaken by Host without the direction of the Client.

(d)    Assumption of Responsibility. Host shall assume responsibility for each of the Miners as of the time and date Host physically takes possession of each Miner. Upon Host establishing said custody over each Miner, Host shall further be responsible for the safety and wellbeing of the Miners, including, without limitation, taking reasonable precautions to avoid theft, fire damage, physical damage, mishandling, technical errors, avoid presence, discharge, disposal, storage, or release of hazardous substance at the Facilities, etc. At all times the Miners are in the custody of Host, Host, at its sole cost and expense, shall have in place and maintain in full force a policy or policies of insurance covering the Facilities during the Term of this Agreement, subject to the provisions of Section 7.

(e)    Miner Deployment. For the purposes of this Agreement, “Operational” means, with respect to the status of any Miner under this Agreement, a Miner installed at the Facilities that is pointed to a cryptocurrency mining pool and actively supporting the global Bitcoin verification process. No later than five (5) business days following Effective Date, Client shall pay to Host a “Deployment Fee” in an amount equal to [***] per Miner hosted by Host pursuant to this Agreement. Host’s typical deployment time to prepare, install and place a cryptocurrency miner into air-cooled Operational status, as hereafter defined, is twenty-four (24) to seventy-two (72) hours after physical receipt of each such cryptocurrency miner at the Facilities. In the event logistical issues and/or other delays arise that prevent Host from meeting said anticipated deployment timeframe with respect to any Miner, Host shall be afforded up to three (3) consecutive seven-day (7-day) deployment grace periods with respect to each Miner so affected, beginning on the date Host physically receives each such affected Miner at the Facilities. In each such instance that Host utilizes a deployment grace period hereunder, Host shall provide written notice to Client detailing therein (i) the cause of any such delay, (ii) the efforts being taken, or that will be taken, by Host to remediate the matter, and (iii) the anticipated completion date of such remediation efforts. The foregoing notwithstanding, should the election be made to place any of the Miners into immersion-cooled operation, the Parties shall agree to the Operational deployment time with respect to any such Miners on a case-by-case basis.

(f)    Miner Downtime. For the purposes of this Agreement, “Permitted Downtime” means the aggregate amount of time during any particular Utilization Period, as hereafter defined, expressed in hours rounded to the first (1st) decimal place, that each Miner is unavailable, inactive and unable to mine cryptocurrency due to: (A) troubleshooting, routine maintenance and/or installation of software updates pursuant to Section 1(b) and/or as permitted elsewhere in this Agreement; (B) any and all repairs and/or removal from service due to irreparability pursuant to Section 1(g); (C) temporary suspension pursuant to Section 4; (D) a Force Majeure Event pursuant to Section 9(b); (E) a transformer malfunction and/or transformer circuit breaker meltdown at the Facilities, which proximately effects the Miners or a portion thereof; and/or (F) any periods of curtailment pursuant to the electrical services agreement by provider of electric power to the Facilities. For the avoidance of doubt, Permitted Downtime shall be limited by Section 1(k), if and as applicable. For the purposes of this Agreement, “Utilization” shall mean, during any particular Utilization Period, the greater of the results, expressed as a percentage rounded to the first (1st) decimal place, returned either by: (i) multiplying the number of days elapsed in such Utilization Period by 24 (hours); (ii) thence multiplying the product returned under clause 1(f)(i) by the total number of Operational Miners as of the first day of such Utilization Period; (iii) thence subtracting the aggregate hours of Permitted Downtime, as hereafter defined, relating to said Miners during such Utilization Period from the product returned under clause 1(f)(ii); and (iv) thence dividing the aggregate number of hours said Miners are in Operational status during such Utilization Period, rounded to the first (1st) decimal place, by the difference returned under clause 1(f)(iii) – OR – by: (I) calculating the average Terahash of the Miners that were placed into operation as of the first day of such Utilization Period (excluding from the calculation any decremented performance during Permitted Downtime); and (II) thence dividing the average returned under clause 1(f)(I) by the manufacturer-specified expected average Terahash of said Miners. For the avoidance of doubt, Utilization shall be determined for any Utilization Period to be the greatest percentage returned between the first equation provided under clause 1(f)(i) through clause 1(f)(iv), and the second equation provided under clause 1(f)(I) through clause 1(f)(II).

(1)    Utilization. Host guarantees under this Agreement [***] Utilization of the Miners, which shall be measured each consecutive calendar quarter as hereafter provided (each a “Utilization Period”). Each calendar year, the first Utilization Period shall commence on January 1st and shall conclude on March 31st; the Second Utilization Period shall commence on April 1st and shall conclude on June 30th; the third Utilization Period shall commence on July 1st and shall conclude on September 30th; the fourth Utilization Period shall commence on October 1st and shall conclude on December 31st; and so on for the Term of this Agreement. Host agrees to satisfy the Utilization in accordance with the provisions set forth above. The foregoing notwithstanding, the initial Utilization Period and the final Utilization Period under this Agreement may be for a measurement period of less than an entire calendar quarter. In the case of the initial Utilization Period, it shall measure the period commencing on the Installation Date, as defined in Section 2, and concluding on the final day of the Utilization Period in which the Installation Date falls, in accordance with the immediately preceding paragraph of this Section 1(f). In the case of the final Utilization Period, it shall measure the period commencing on the day after the conclusion of penultimate Utilization Period and concluding on the final day the Hosting Services are performed under this Agreement, pursuant to the relevant termination provisions contained in this Agreement.

(2)    Utilization Adjustment. In the event that Utilization is determined in accordance with the foregoing to be less than [***] for any particular Utilization Period, Host shall: (i) divide the Utilization for such Utilization Period by [***]; and (ii) thence multiply the quotient returned under clause 1(f)(2)(i) by the aggregate Host Revenue Share, as defined in Section 3(g), for all Service Periods, as defined in Section 3(b)(1), falling within such Utilization Period, in order to determine the adjusted Host Revenue Share (the “Adjusted Hosting Fee”). Host shall reimburse Client, within thirty (30) days of the final day of each Utilization Period, an amount equal to the Hosting Fee for such Utilization Period, minus the Adjusted Hosting Fee for such Utilization Period (the difference returned, the “Utilization Adjustment”). By way of example, should the aggregate Hosting Fee for a particular Utilization Period be [***] and the Utilization for such Utilization Period be [***], the foregoing calculation would be reflected as follows:

· Adjusted Hosting Fee → [***];

· Utilization Adjustment → [***]

(g)    Miner Repairs. In the event a Miner is not properly functioning, Host’s on-site technicians shall promptly inspect such Miner and begin troubleshooting support in order to diagnose the underlying issue or issues. Warranty servicing shall be provided on each such Miner within its respective warranty period, which varies depending on the brand, model, type and age of each Miner. Host shall work expeditiously to obtain warranty recovery upon Host’s diagnosis of any required warranty servicing. In the event a Miner requires repairs that fall under applicable warranty, Host shall immediately notify Client via electronic mail of such required warranty servicing and shall, in all practicable instances, utilize in-stock Miner components for replacement in each such Miner and ship only the affected component for warranty servicing, and not the entire affected Miner, to ensure such Miner remains Operational to the fullest extent practicable. In such an event, Host shall charge Client for the cost of each such replacement component and shall promptly invoice such expense to Client, immediately following Host’s successful warranty servicing, which Client shall pay each such invoice within thirty (30) days of receipt. The foregoing notwithstanding, in the event a Miner under warranty requires repairs that, in the reasonable, good faith determination of Host, the cost to pay to repair and expeditiously return the affected Miner to operation is less than the lost mining revenues expected to result from the operational downtime during the anticipated duration of the warranty servicing of such Miner, Host may address any such repairs as major repairs, in accordance with the immediately following paragraph of this Section 1(g), so long as Host reasonably details such determination in its related Miner repair report, as hereafter provided.

In the event a Miner requires “major repairs” that are outside applicable warranty, any such repairs: (i) that are reasonably anticipated by Host to cost [***] or less may be effectuated by Host without Client’s prior approval; or (ii) that are reasonably anticipated by Host to cost in excess of [***], and/or which would result in repair costs relating to the Miners exceeding [***] in the aggregate during any calendar month, may only be effectuated by Host upon receipt of Client’s prior written approval, which may be provided by Client via electronic mail. All such major repairs shall be performed at the sole expense of Client. In the event a Miner is outside of applicable warranty and cannot be appropriately repaired, Host shall promptly, but not later than seven (7) days after any such determination is known to or reasonably made by Host, inform Client thereof and Client shall be entitled to replace such Miner at the Facilities, at Client’s sole expense.

In the event a Miner partially fails or suffers from minor functionality issues and all necessary repairs fall within the capabilities of Host’s on-site technicians without the need for major repairs and/or replacement of such Miner’s components, Host shall direct its on-site technicians to effectuate all such “minor repairs” without unreasonable delay. All such minor repairs shall be included under the Hosting Services and performed at no additional charge to Client.

In addition to the foregoing, Host shall provide a “Miner repair report” each month to Client, which shall be delivered to Client via electronic mail no later than the final day of the immediately following calendar month, and each such Miner repair report shall, for each Miner requiring repairs during the relevant monthly reporting period, detail not less than the Miner serial number, date of repair identification, date of repair completion, indication of warranty coverage, hardware repair costs, labor repair costs, and classification of such repair as major or minor.

(h)    Custom Modifications and/or Settings. In the event that a Miner has been modified or programmed with any custom settings by Client, or by Host at the request of Client, then Host, or a party with which Host has collaborated, shall maintain such custom modifications and/or settings on each such Miner and Host agrees to keep any and all such Miners in working order. Further, Host shall provide a “Miner modification report” each month to Client, which shall be delivered to Client via electronic mail no later than the final day of the immediately following calendar month, and each such Miner modification report shall, for each Miner bearing any modifications and/or customizations during the relevant monthly reporting period, detail the modifications made to and the performance of any and all such modified and/or customized Miners. Client understands and accepts that there is a possibility the Miners could become damaged if Client elects to overclock the performance of any Miners. Except when such damage is proximately caused by the gross negligence of Host, Client hereby accepts such risk and shall not hold Host liable for any damages related to such Client-instructed custom modifications and/or settings. Further, Host shall not be liable for faulty or poorly manufactured hardware, or damage that occurs as a result of Client-directed custom modifications and/or settings, unless such damage is proximately caused by the gross negligence of Host. Requests made by Client to Host to modify hardware or software must be made in writing and will be satisfied on a case-by-case basis, in Host’s sole discretion, and must be reviewed and accepted by Host before placing such Miner into operation at the Facilities with such custom modifications and/or settings. Host assumes no liability for damage that occurs as a result of firmware overclocking scenarios, unless such damage is proximately caused by the gross negligence of Host.

Host may, from time to time, in Host’s good faith discretion, update the firmware of the Miners so long as such firmware is provided by the manufacturer of each such Miner (each, a “Manufacturer Update”). Should Host make any custom modifications and/or settings to the Miners, other than any Manufacturer Update, without the express direction of Client, Host shall be responsible for all damage that occurs to such Miners as a result of any such changes. Further, should Host become aware of any issue or issues known or reasonably suspected to be caused by any Manufacturer Update Host has made to any of Host’s own cryptocurrency miners in Operational status, Host shall notify Client in writing of such issue and indicate if Host believes the issue to be endemic to such modification.

(i)    Dismantling and Disposal. Host shall unplug, remove, clean, reinstall fans (as applicable), package and ship any Miners to Client’s chosen destination (i) for warranty or service repairs, and/or (ii) upon the termination of this Agreement or expiration of the Term of this Agreement. All costs related to such shipment(s) will be the sole responsibility of Client (as well as any long-term storage charges that may hereafter be agreed upon by Client and Host) and Client shall also pay to Host a removal fee in the amount of [***] per each removed Miner so removed from Operational status at the Facilities (each, an “Deracking Fee”); provided, however, the Deracking Fee shall be waived in respect of any Miner being exchanged for the purposes of upgrading Client’s hardware and, for the avoidance of doubt, no additional Deployment Fee shall be charged in such event. Any and all Deracking Fees shall be paid in full by Client to Host no later than the sooner to occur between (x) five (5) business days following Client’s receipt of Host’s written invoice detailing any such Deracking Fees, or (y) the final day of the Term of this Agreement (or the effective date the termination of this Agreement) In the event of Client’s abandonment of any Miner(s) pursuant to Section 1(j), should any such abandoned Miner(s), or any component thereof, have residual value and, in the sole reasonable discretion of Host, the recovery of such residual value is economically obtainable, then the same shall be set-off against the Deracking Fees payable by Client to Host under this Section 1(j).

(j)    Abandonment. If Client fails to arrange for the removal and shipping of the Miners, or any other of Client’s equipment, from the Facilities within ninety (90) days of the final day of the Term of this Agreement, including any For Cause Termination Tail or Without Cause Termination Tail, as hereinafter defined, or pursuant to Section 1(a), Client may be deemed to have abandoned the same, and ownership of the equipment may be assumed by Host, at Host’s sole election.

(k)    Exceptions. With respect to the Hosting Services, generally, and each of the forgoing provisions of this Section 1, any and all irreparable hardware failures, Operational turnaround time delays, Miner downtime and/or cryptocurrency mining losses during any warranty or non-warranty servicing that are proximately caused by the violation of applicable environmental laws, gross negligence and/or willful misconduct of or by Host shall be expressly excluded under the provisions of this Section 1, and liability shall be borne exclusively by Host.

2.        Agreement Term.

(a)    Initial Term. The initial term of this Agreement shall commence on the Installation Date and shall continue until August 01, 2026 (the “Initial Term”). For the purposes of this Agreement, “Installation Date” shall mean the date on which the first Miner is received by Host and prepared, installed and placed into Operational status at the Watonga, OK Facilities. Thereafter, notification of the completed installation, particularly detailing the Installation Date, shall be provided in writing by Host to Client, which such notification may be made via electronic mail.

(b)    Renewal. Upon expiration of the Initial Term, this Agreement shall be renewable by the Client for one (1) additional term of two (2) years (each, a “Renewal Term”). Client shall notify Host in writing of Client’s intent to terminate this Agreement not less than sixty (60) days prior to the final calendar day of the Initial Term; provided, that, should Client fail to so terminate this Agreement, then this Agreement shall be automatically renewed for the Renewal Term (unless otherwise terminated by either Party as provided under Sections 9 or 10). The aggregate period of the Initial Term and the Renewal Term shall be collectively referred to herein as the “Term of this Agreement.”

3.        Payment Terms. The following provisions shall control with respect to any and all payments required to be made under this Agreement by Client to Host.

(a)    Service Periods. No payment shall be due to Host by Client under this Agreement until after the Installation Date. Commencing with the Installation Date, all payments due to Host by Client, as provided under this Section 3, shall be measured corresponding to each calendar month (each, a “Service Period”), or part thereof as may be the case with respect to the initial and/or final Service Periods hereunder. For the avoidance of doubt, each Service Period shall commence on the first (1st) calendar day of each calendar month and shall conclude on the final calendar day of each such calendar month (e.g., the 28th, 29th, 30th or 31st, each as the case may be); provided, however, that the initial Service Period shall be considered to commence on the Installation Date and the final Service Period shall be considered to conclude on the final day of the Term of this Agreement.

(b)    Hosting Fee. The “Hosting Fee”, being the cost of the amounts due Host for the Hosting Services provided to Client pursuant to this Agreement for each Service Period, expressed in U.S. Dollars, shall be calculated by: (i) multiplying the weighted average number of Operational Miners across the entirety of such Service Period by [***] (U.S. Dollars/kilowatt hours); (ii) thence multiplying the product returned under clause 3(b)(i) by the average manufacturer specified wattage of such Miners, as set forth on Appendix B (Watts); (iii) thence multiplying the product returned under clause 3(b)(ii) by 24 (hours); (iv) thence multiplying the product returned under clause 3(b)(iii) by the number of calendar days in such Service Period (days); and (v) thence dividing the product returned under clause 3(b)(iv) by [***] (Watts to kilowatts conversion). The foregoing provisions of this Section 3(b) notwithstanding, if, for any reason outside of the control of Host, the cost of electric power per kilowatt hour charged to Host by the electric power provider at the Watonga, OK Facilities exceed [***], then the multiplicand set forth in Section 3(b)(i) shall be automatically increased by operation of this provision to such cost per kilowatt hour so charged by the electric power provider, plus [***], effective as of the effective date of each such increase; provided, that, Host must provide to Client customary and reasonable written evidence of each such increase. For clarity and the avoidance of doubt, should, after any such increase, the cost of electric power per kilowatt hour charged to Host by the electric power provider at the Watonga, OK Facilities be subsequently reduced, then the multiplicand set forth in Section 3(b)(i) shall be automatically decreased by operation of this provision to the greater of (i) such cost per kilowatt hour so charged by the electric power provider, plus [***], or (ii) [***], effective as of the effective date of each such decrease.

(c)    Deposit. On or before the Installation Date, Client shall place on deposit with Host an amount (the “Deposit”) equal to the Hosting Fee provided under Section 3(b); provided, however, that the Deposit shall be calculated with the total number of Miners governed by this Agreement as of the Effective Date as the multiplier under Section 3(b)(i). Host shall apply the Deposit to any payments whatsoever due under this Agreement that have not been paid within five (5) business days following the date due, in Host’s sole and reasonable discretion Any amounts of the Deposit not utilized by Host shall be applied as a credit for the final Service Period.

(d)    Payment Procedures. The Parties agree to point the entirety of the total Terahash of the Operational Miners to Client’s digital cryptocurrency wallet(s) during the Term of this Agreement, subject to the provisions of Section 4. On each calendar day of each Service Period, Client shall prepay to Host the estimated daily portion of the Hosting Fee in U.S. Digital Coin, which shall be calculated multiplying (x) the total number of Miners governed by this Agreement as of each such date by (y) the Daily Hosting Rate (the “Estimated Hosting Fee”). By the tenth (10th) calendar day of each Service Period, Host shall determine the precise Hosting Fee due from Client hereunder in respect of the Hosting Services provided during the immediately preceding Service Period and send to Client a monthly statement detailing the same. In the event of any shortfall between the aggregate Estimated Hosting Fees paid in respect of such Service Period and the Hosting Fee actually incurred in respect of such Service Period, Client shall add such shortfall amount to the Estimated Hosting Fee prepayment for the immediately following Service Period. In the event of any surplus between the aggregate Estimated Hosting Fees paid in respect of such Service Period and the Hosting Fee actually incurred in respect of such Service Period, Client shall deduct such surplus amount from the Estimated Hosting Fee prepayment for the immediately following Service Period.

(e)    Payments, Generally. Payments of any and all amounts due under this Section 3 (and/or any payments otherwise required to be made pursuant to this Agreement) shall be made in the form of U.S. Dollars, unless otherwise expressly provided herein or subsequently agreed upon in writing by the Parties, and shall be made via electronic funds transfer of good and immediately available funds to the account most recently provided in writing by Host to Client. Any unused amounts of the Deposit or Services Payment made pursuant to this Section 3 shall be returned to Client withing five (5) business days following the expiration of this Agreement.

4.        Temporary Suspension. Host may temporarily suspend any or all portions of the Hosting Services, which shall not be calculated as downtime under this Agreement, under the following circumstances:

(a)    During the course of any safety inspection performed by the local, state and/or federal government, or other duly authorized authority, and Host shall provide to Client reasonable written evidence of any such safety inspection that results in the temporary suspension of the Hosting Services, as soon as reasonably practical. The foregoing notwithstanding, any safety inspection that results from the gross negligence or willful misconduct of Host or is due to violations of applicable environmental laws by Host, which then results in a temporary suspension pursuant to this Section 3(b), shall be solely attributable to the Host and Client shall not be liable to remit payment to Host for the duration of the temporary suspension; and/or

(b)    Upon any payment required to be made by Client to Host pursuant to this Agreement becoming more than five (5) calendar days past due, in which event Host may point the Miners to Host’s cryptocurrency wallet and continue mining efforts therewith for the sole benefit of Host until such time as all amounts due under this Agreement have been paid in full by or on behalf of Client.

(c)    Voluntary Suspension. In the event that operating the Miners, in accordance with the provisions of this Agreement, become unprofitable (as determined by Client, in its reasonable good faith discretion), then Client may direct Host, upon providing Host fifteen (15) calendar days’ advance written notice, to cease operation of the Miners (each, a “Suspension Notice”) for a period of sixty (60) calendar days (each, a “Voluntary Suspension Period”). Upon receipt of each such Suspension Notice, Host shall cease operation of the Miners as of the effective date of the Suspension Notice and shall not resume the Services of the Miners until so directed in writing by Client in accordance with this Section 4(c). Upon receipt of a notice from Client to resume the Hosting Services for the benefit of Client (each, a “Resumption Notice”), Host shall resume the Hosting Services as soon as reasonably practicable; provided, that, (i) each Resumption Notice must be received not later than three (3) calendar days prior to the final calendar day of the respective Voluntary Suspension Period, and (ii) should such Resumption Notice not be timely provided by Client, the Hosting Services shall automatically be suspended for an additional Voluntary Suspension Period until such time as Client timely provides to Host a Resumption Notice. Further and for the avoidance of doubt, during any Voluntary Suspension Period, Client shall not be liable for payment of the Hosting Fee or any other costs associated with the Hosting Services; provided, that, in such an event Client shall point the Miners to Host’s cryptocurrency wallet and assign to Host a pool-watcher, upon Host’s written direction, in Host’s sole discretion, and Host may continue mining efforts with the Miners for the sole benefit of Host until the effective date of a Resumption Notice is provided to Host by Client.

5.        Remote Management. Physical access to the Facilities shall be strictly controlled. Generally, Client may only access the Facilities through the on-site maintenance staff during the Term of this Agreement, subject to the following.

(a)    Client shall be permitted to make site visits to the Facilities during business hours, upon providing advance written notice to Host. Any and all visitation of the Facilities by Client must be authorized by Host no less than forty-eight (48) hours in advance. Client hereby agrees to hold Host harmless for any and all damage to Client’s property and/or injury to Client’s representatives that is incurred during any visitation of the Facilities by Client.

(b)    Within thirty (30) calendar days of the Installation Date, Client shall be provided access to Host’s Foreman Crypto Miner Management program (or similar real- time performance monitoring software that Host may elect to utilize from time to time, in Host’s sole discretion). Each Miner shall be loaded into such cryptocurrency miner management program within thirty (30) calendar days of the date each Miner is physically received by Host at the Facilities.

6.        Digital Asset Security. Host shall be responsible for maintaining, safeguarding, keeping confidential and controlling its own cryptocurrency wallet(s) and shall be responsible for the security of the private keys associated with such cryptocurrency wallet(s).

7.        Insurance. Host shall name Client as an additional insured under Host’s general liability insurance policy (including liability for property damage, personal injury and contractual liability) carrying coverage limits not less than [***] in aggregate, which may be satisfied with a combination of primary and umbrella/excess policies. Host shall provide Client with reasonable evidence of such coverage within thirty (30) days of the Effective Date Upon the occurrence of a Force Majeure Event, as defined in Section 9(b), or other event proximately caused by third-parties that causes damage to the Facilities and/or the contents housed therein, Host shall attempt to recoup any and all losses through insurance claims, if applicable; provided, however, that the insurance coverage carried by the Host is primarily for the exterior building structures situated upon the Facilities’ premises and not for the Client’s content inside such structures. The Client may elect to carry additional third- party insurance coverage designed to replace the Miners and/or Client’s other equipment that may become damaged by such events and/or replace lost income resulting from the Miners being out of service as a result of such damaging events. Host makes no guarantees or assurances that its insurance will cover, in whole or in part, every eventuality that may result in physical damage to the Miners and/or Client’s other equipment housed in the Facilities, and Client hereby acknowledges that it is Client’s responsibility to acquire adequate insurance coverage for the Miners and/or its other equipment housed in the Facilities to the extent and in the coverage amounts it deems appropriate to protect its self-interests. Host hereby agrees to reasonably cooperate in good faith to assist Client in obtaining any such insurance coverage upon receipt of such written request from Client.

8.        Market Movement. Host shall not be responsible for any losses of Client arising due to movement of the cryptocurrency markets, and/or related markets, or Client’s choice to mine Bitcoin under this Agreement.

9.        Termination for Cause. This Agreement may be terminated for cause pursuant to the following provisions:

(a)    Miner Under-Utilization. In the event Utilization is determined pursuant to Section 1(f) to be under [***] during any Utilization Period, for any reason(s) and under any circumstance(s), Client shall be permitted to terminate this Agreement, without penalty to Client, by providing Host a Notice of Termination in accordance with Section 9(f); provided, however, such Notice of Termination must be received by Host on or before the date on which the immediately following Utilization Period concludes, or Client shall be considered to have waived such right to terminate under this Section 9(a)(1). For the avoidance of doubt, should Utilization again be determined pursuant to this Section 9(a)(1) to be under [***] during any subsequent Utilization Period, Client’s right to terminate for cause pursuant to this Section 9(a)(1) shall be reestablished in accordance with the provisions of this Section 9.

(b)    Force Majeure Event. In the event of a Force Majeure Event, as hereafter defined, Client or Host shall be permitted to terminate this Agreement, without penalty to the terminating Party by providing the opposite Party a Notice of Termination in accordance with Section 9(f). Should termination pursuant to this Section 9(b) occur, Host shall be under no obligation to provide compensation to Client for any mining losses incurred that are caused by such a Force Majeure Event. For the purposes of this Agreement, “Force Majeure Event” shall mean any unforeseeable, unavoidable or insurmountable event, including, without limitation, tornado, electrical storm, hail storm, flood, volcanic eruption, earthquake, landslide, fire, extreme cold or hot weather conditions, or any other natural disaster; abnormal social events, including, without limitation, war, strike, riot, pandemic etc.; government acts, including, without limitation, government intervention, restriction, ban, quarantine, military training exercise, etc.; and interruptions of power or internet outside of Host’s control, provided that Host had in place at the time of interruption commercially reasonable redundancies for internet services.

(c)    Terminating Event of Host. In the event Host is in the process of dissolution, bankruptcy, deregistration or similar, either Party shall be permitted to terminate this Agreement, without penalty to such terminating Party. In such an event, Host shall continue to assume responsibility for the safety and wellbeing of the Miners until such time as Client arranges for the return shipping of the Miners, in accordance with the applicable provisions of this Agreement.

(d)    Termination for Cause Procedures. Should either Party duly elect to terminate this Agreement for cause, as permitted by this Section 9, such terminating Party may so terminate this Agreement by providing the opposite Party written notice of its election to terminate this Agreement (a “Notice of Termination”), providing therein (i) the date upon which the terminating Party requests this Agreement be terminated, which may be immediately upon the opposite Party’s receipt thereof (the “Termination Request Date”), and (ii) the grounds for such termination request. In the event either Party provides the opposite Party such a Notice of Termination for cause pursuant to this Section 9, unless otherwise agreed upon in writing by the Parties, Host shall continue to provide the Hosting Services to and invoice Client from the Termination Request Date through the final calendar day of the Service Period in which the Termination Request Date falls (the “For Cause Termination Tail”).

10.      Termination without Cause. This Agreement may only be terminated without cause through a writing duly executed by both Parties.

11.      Conditional Provisions. Anything to the contrary provided in this Agreement notwithstanding, the following provisions shall control the interpretation and/or enforcement of this Agreement.

(a)    Equity Investment. On or before April 23, 2024 (said date, the “Subscription Deadline”), Client shall subscribe for six hundred thousand (600,000) shares of Common Stock of GLOBAL DIGITAL HOLDINGS, INC., a Georgia profit corporation (“GDH”), and tender to GDH in consideration thereof [***], via electronic transfer of good and immediately available funds, on or before the Subscription Deadline (the “GDH Subscription”); provided, however, should Client fail or elect not to consummate said GDH Subscription prior to the Subscription Deadline, the multiplicand set forth in Section 3(b)(i) shall be automatically increased by operation of this Section 11(a) to [***] for the period commencing with the Installation Date and ending on the final calendar day of the Term of this Agreement.

(b)    Warrants. GDH hereby agrees to provide [***] warrant coverage in the form of shares of Common Stock of GDH in connection with the GDH Subscription. Accordingly, contemporaneously with the GDH Subscription, GDH shall issue to Client [***] warrants for shares of Common Stock of GDH with an exercise price of [***] per warrant and an exercise period of five (5) years following the effective date of the related warrant agreement.

12.      Legal Provisions. The following legal provisions shall control the disclosure, interpretation and/or enforcement of this Agreement.

(a)    Confidentiality. For the purposes of this Agreement, “Confidential Information” means any and all non-public information disclosed by a Party (“Disclosing Party”) to the other Party (“Receiving Party”), that the Disclosing Party reasonably considers to be confidential or proprietary, which may or may not be expressly marked or otherwise designated as “confidential” or “proprietary” including, without limitation, customer information, trade secrets, intellectual property, formulae, processes, algorithms, ideas, concepts, strategies, inventions, data, network configurations, system architecture, designs, flow charts, drawings, proprietary information, business and marketing plans, financial and operational information, materials or data relating to the current and /or future business and operations of the Disclosing Party, compilations, studies, summaries, extracts or other documentation prepared by the Receiving Party based on information disclosed by the Disclosing Party, together with any and all supporting documentation and/or analysis of any of the foregoing; provided, however, that Confidential Information shall not include any such information (i) available to or in the possession of the Receiving Party at the time of its disclosure to the Receiving Party by the Disclosing Party; (ii) generally available to the public at the time of its disclosure to the Receiving Party by the Disclosing Party; or (iii) that becomes available to the applicable Party on a non-confidential basis from any third party who or which, to the Receiving Party’s reasonable understanding, is not bound by a confidentiality obligation, contractually or legally, to the Disclosing Party. Confidential Information may also include any such information disclosed to the Receiving Party by third parties on behalf of the Disclosing Party. Unless otherwise stated herein, all the information disclosed by the Disclosing Party shall be deemed and treated as Confidential Information, whether disclosed orally, visually or in tangible form (and whether by document, electronic media or other form).

From the Effective Date until five (5) years following the due termination of this Agreement, the Parties shall not disclose to any third party any Confidential Information and shall use such Confidential Information solely in connection with this Agreement. Each Party shall be responsible for any breach of this Section 12(a) by such Party and/or its Representatives, as hereafter defined. The foregoing notwithstanding, Confidential Information may be disclosed: (A) to the Receiving Party’s members, employees, agents, advisors, accountants, consultants and legal representatives (“Representatives”) on a need to know basis in connection with the performance by the Receiving Party of its obligations hereunder with such Representatives having first been informed of the confidential nature of such Confidential Information and that the disclosure thereof is subject to the restrictions contained in this Agreement; (B) to any person with the written consent of the Disclosing Party; and/or (C) to the extent the disclosure is required by an applicable federal, state or local law, or a valid order is issued by a court or other governmental body of competent jurisdiction; provided, that, in the instance of an exception under clause 11(a)(C), the Receiving Party provides the Disclosing Party with prompt written notice of such requirement that affords the Disclosing Party the reasonable opportunity to seek a protective order or other remedy and makes a reasonable effort to obtain or to assist the Disclosing Party in obtaining, at the Disclosing Party’s sole cost and expense, a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purpose for which the law or regulation required, or for which the order was issued. The Parties acknowledge that a violation of the terms and conditions and Receiving Party’s obligation set forth herein could cause irreparable injury to the Disclosing Party and that there is no adequate remedy at law for such violation. Accordingly, if Receiving Party should breach or threaten to breach any of the provisions of this Section 12(a), Disclosing Party, in addition to any other remedies it may have at law or in equity, shall be entitled to a restraining order, injunction or similar remedy in order to specifically enforce the provisions hereof, without being required to post a bond therefor.

(b)    Intellectual Property Rights. All data, information, inventions, intellectual properties (including patents, trademarks, copyrights, design and trade secrets), know-how, show-how, new uses and processes, and any other intellectual property right, asset or form, including, without limitation, analytical methods, procedures and techniques, research, procedure manuals, financial information, computer technical expertise and/or software related to the arrangement herein that are pre-existing (collectively, the “Intellectual Property”) shall be and remain the exclusive property of that Party which holds a right, title and/or interest in such Intellectual Property.

(c)    Publicity. Neither Party will make any press releases, internet posting or public announcements of any kind in any way related to this Agreement or referencing the other Party and/or its trademarks without the other Party’s prior written consent, which may be withheld at the sole discretion of the Party receiving the request. Neither Party will disclose to any third party the commercial arrangement under this Agreement.

(d)    Data Protection. Host shall implement and maintain all appropriate physical, technical, procedural and organizational security and confidentiality measures that are necessary to prevent, protect and/or identify unauthorized or unlawful access, use, misuse, transmission, dissemination, processing, alteration, modification and/or disclosure of data exchanged or developed pursuant to the scope of this Agreement. Client shall have the right to reasonably request, and Host shall have the obligation to provide in a reasonably timely manner, copies of policies and procedures, standard operating procedures or other documentation that describes the measures referenced in this Section 12(d); provided, that, Host has the same in its possession, or can produce the same without unreasonable efforts and/or expense.

(e)    Consequential Damages Waiver. Neither Party shall be liable for special, incidental, indirect, consequential, exemplary or punitive damages under any theory of contract, tort, strict liability, statute or under any other legal or equitable principle or otherwise, arising out of or in any manner connected with this Agreement and regardless of whether such Party has been informed of, or might have anticipated, the possibility of such damages.

(f)    Indemnity. Each Party shall indemnify, defend and hold the other Party and its directors, managers, officers, employees and/or agents harmless from and against all losses, liabilities, damages and expenses (including reasonable attorney fees and costs) arising from claims, demands, actions or other proceedings as a result of: (i) the performance of its obligations under this Agreement; and/or (ii) breach of confidentiality and intellectual property right obligations. For the avoidance of doubt, a Party shall not be indemnified when it has acted with gross negligence, fraud or willful misconduct.

(g)    Notices. Except in the case of notices and other communications expressly permitted to be given by electronic mail, which may be sent to the electronic mail address of the receiving Party as set forth on the signature page to this Agreement and considered received as of the date each such notice is sent, all notices provided for in this Agreement shall be in writing and shall be delivered either (i) by hand, (ii) by overnight courier service (with delivery confirmation receipt), or (iii) by certified or registered mail (return receipt requested), to the address of the receiving Party as set forth in the preamble of this Agreement (or to such other address if either Party, from time to time, provides written notice to the other Party of such other address). Any notice delivered via the methods provided under clause 11(g)(i) through clause 11(g)(iii) shall be considered received by the receiving Party as of the date of delivery of each such notice.

(h)    Governing Law and Dispute Resolution. This Agreement shall be deemed to be a contract made under, governed by and interpreted pursuant to the internal laws of the State of Delaware, without regard to conflict of law principles. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if said dispute cannot be settled through negotiation it shall be finally resolved by arbitration administered in the County of Wilmington, State of Delaware by the American Arbitration Association under its Commercial Arbitration Rules, or such other applicable arbitration body as required by law or regulation, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. If any proceeding is brought for the enforcement of this Agreement, then the successful or prevailing party shall be entitled to recover attorneys’ fees and other costs incurred in such proceeding in addition to any other relief to which it may be entitled.

(i)    Compliance with Applicable Laws. Each Party shall strictly comply in all material respects with all applicable laws, statutes, ordinances, rules, regulations and orders, in effect or hereafter established, without limitation, as such relate to its performance and obligations pursuant to this Agreement.

(j)    Severability. Should any provision or part of this Agreement be determined by a court of competent jurisdiction to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be rendered inoperative and the remainder of this Agreement shall remain enforceable to the fullest extent afforded under applicable laws.

(k)    No Waiver. Failure of either Party at any time, or for any period of time, to enforce any provision of this Agreement shall not be construed as a waiver of such provision or as a waiver of the right of such Party thereafter to enforce each and every provision of this Agreement.

(l)    Neutral Interpretation. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the subject matter of this Agreement. Additionally, each Party has been, or has been afforded the opportunity to have been, represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law or legal decision that would require interpretation of any ambiguities in this Agreement against a particular Party is not applicable to this Agreement and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable, neutral manner to affect the intentions of the Parties and purposes of this Agreement.

(m)    Calculations. When determining the weighted average of the Operational Miners for any period of measured time, when expressly required under this Agreement, each Miner that is Operational at any point during a relevant calendar day shall be considered Operational on such calendar day. When converting Bitcoin to or from U.S. Dollars, as may be necessary under this Agreement from time to time, the relevant amount of Bitcoin for each such calculation shall be rounded to the seventh (7th) decimal place.

(n)    Section Headings. All section headings contained in this Agreement are provided for convenience only and shall not affect the interpretation of this Agreement, in whole or in part, and do not constitute and shall not be interpreted as part of this Agreement Further, each reference in this Agreement to a particular “Section” shall be read to be in reference to such Section of this Agreement, unless expressly stated otherwise herein.

(o)    Attachments. All addenda, annexes, appendices, exhibits, schedules and/or similar attachments expressly referenced in this Agreement shall be considered attached hereto and incorporated herein by such reference thereto.

(p)    Entire Agreement. This Agreement, along with any and all attachments provided for under Section 12(o), shall constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and shall supersede any and all prior written or oral understandings, offers, agreements, terms and conditions or other communications between the Parties with respect to the subject matter hereof, including, without limitation, the Initial Agreement.

(q)    Amendment. This Agreement may only be amended through written agreement by and between and executed by both Parties, and may not be amended by oral agreement or by course of conduct of the Parties.

(r)    Assignment. Neither Party shall be entitled to assign, cede, sub-contract, delegate or in any other manner transfer any benefit, rights and/or obligations in terms of this Agreement, without the prior written consent of the other Party.

(s)    Authority. Each Party has the full right, power and authority to enter into this Agreement and each agreement, document and instrument to be executed and delivered by such Party pursuant to this Agreement, and to carry out the transactions contemplated hereby and thereby. No waiver or consent of any person is required in connection with the execution, delivery and/or performance by such Party of this Agreement and each agreement, document and instrument to be executed and delivered by such Party pursuant to this Agreement.

(t)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of each Party and their respective successors and/or permitted assigns. Further, each undersigned representative executing this Agreement on behalf of either Party individually warrants, by execution hereof, that he or she has full legal power to execute this Agreement on behalf of the Party for whom he or she is signing, and to bind and obligate such Party with respect to all provisions contained in this Agreement.

(u)    Execution. This Agreement may be executed in any number of, and by different Parties on, separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall collectively constitute one and the same agreement. Any signature delivered by a Party to the other Party via facsimile, electronic mail or similar electronic transmission shall be deemed to be an original signature hereto. Further, in accordance with the federal Electronic Signatures in Global and National Commerce Act (the “E-SIGN Act”), 15 U.S.C.A. §§ 7001-7031 (Supp. 2001), this Agreement may be executed electronically or digitally and, in such event, shall serve as a binding original as if executed by hand.

[THIS SECTION INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have caused their respective duly authorized undersigned representative to execute this Agreement under seal and deliver the same as of the Effective Date first set forth above.

Client:

CERBERUS DIGITAL, LLC

By:	[***]
[***], Manager

Electronic Mail Address:

Host:

SPRE WATONGA OK, LLC

By:	/s/ Robert C. Bissell
Robert C. Bissell, Manager

Electronic Mail Address: